UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    October 15, 2003




                              Hibernia Corporation
             (Exact name of registrant as specified in its charter)




 Louisiana                      1-10294                       72-0724532
(State or other               (Commission                   (IRS Employer
jurisdiction of               File Number)                Identification No.)
incorporation)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333





Item 7(c).  Exhibits

         The exhibit listed below is being furnished pursuant to Item 9 hereof under Regulation FD and pursuant to Item 12 hereof as a part of this current report on Form 8-K.

Exhibit No.                Description

99.32                      News Release issued by the Registrant
                           on October 15, 2003


Item 9.  Regulation FD Disclosure

         On October 15, 2003, Hibernia Corporation issued a news release dated October 15, 2003, announcing its financial results for the quarter ended September 30, 2003. A copy of the news release is attached as an exhibit hereto and incorporated by reference into this Item 9.

Item 12.  Results of Operations and Financial Condition

         On October 15, 2003, Hibernia Corporation issued a news release dated October 15, 2003, announcing its financial results for the quarter ended September 30, 2003. A copy of the news release is attached as an exhibit hereto and incorporated by reference into this Item 12.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HIBERNIA CORPORATION
                                  (Registrant)


Date: October 15, 2003            By:   /s/ Cathy E. Chessin
                                     ---------------------------------------
                                     Cathy E. Chessin
                                     Executive Vice President, Secretary and
                                     Corporate Counsel



                                  EXHIBIT INDEX

Exhibit No.                        Description                        Page No.

99.32                        News Release Issued by the                  3
                             Registrant on October 15, 2003

                                                                EXHIBIT 99.32

FOR IMMEDIATE RELEASE
October 15, 2003

MEDIA INQUIRIES:                        INVESTOR INQUIRIES:
Steven Thorpe--Vice President,          Trisha Voltz--Senior Vice President
Public Relations                        and Manager, Investor Relations
Office: (504) 533-2753                  Office: (504) 533-2180
E-mail: sthorpe@hibernia.com            E-mail: tvoltz@hibernia.com

--------------------------------------------------------------------------------
           Hibernia Reports Third-Quarter Net Income of $69.3 Million,
                     EPS Assuming Dilution of $0.44, Up 10%
--------------------------------------------------------------------------------


      NEW ORLEANS - Hibernia Corporation today reported third-quarter net income of $69.3 million, up 10% from $63.2 million a year earlier. Earnings per common share (EPS) and EPS assuming dilution for third-quarter 2003 reached $0.45 and $0.44, respectively, up 13% and 10% from $0.40 in third-quarter 2002.
      "The third quarter was a very good one for Hibernia; we delivered higher earnings while maintaining strong capital and asset quality," said President and CEO Herb Boydstun. "Loan growth continues, and our Texas expansion program is making good progress. Also during the third quarter, we developed a new mission statement to guide us into the future."
      Third-quarter 2003 results include:
o An after-tax benefit of $0.11 per diluted share resulting from a $27.5 million reversal of a portion of the reserve for temporary impairment of mortgage servicing rights (MSR).
o An after-tax charge of $0.09 per diluted share resulting from expenses of $20.7 million associated with the prepayment of a $300 million Federal Home Loan Bank (FHLB) advance and termination of a related interest-rate swap.
o An after-tax charge of $0.02 per diluted share reflecting net securities losses of $4.9 million.
o An after-tax charge of $0.04 per diluted share resulting from a $9.6 million valuation adjustment of an energy asset that was reclassified from the private-equity portfolio to other foreclosed assets.
      For the first nine months of 2003, net income totaled $186.8 million, up 1% from $184.9 million in the year-earlier period. EPS and EPS assuming dilution for the first nine months of 2003 were $1.21 and $1.19, respectively, up 3% each from a year earlier.
      "We believe these results indicate that our sales and service strategies are working," said Boydstun. "Fee income growth was driven primarily by the strong performance of our mortgage banking area. It also benefited from continued growth in service charges on deposits. We're adding value for customers with products like free Online Bill Pay, which made its debut in September."
      Loans at Sept. 30, 2003, totaled $12.2 billion, up 7% from a year earlier and 3% from second-quarter 2003. Consumer loans grew 10% from a year earlier and 6% from June 30, 2003, and small-business loans increased 2% from both of those periods. Commercial loans at Sept. 30, 2003, were up 4% from a year ago and down 1% from June 30, 2003.
      At Sept. 30, 2003, the temporary MSR impairment reserve totaled $27.6 million. In addition to the previously mentioned $27.5 million reversal of a portion of the temporary impairment reserve, the company reclassified $6.0 million of the company's MSR impairment from temporary to permanent during the third quarter.
      Although the speed of mortgage-loan prepayments slowed in third-quarter 2003 -- the result of the first rise in interest rates in several months -- new mortgage-loan production remained strong during the quarter. Mortgage loan origination and servicing fees for third-quarter 2003 totaled $9.4 million, compared to $9.3 million a year earlier and for second-quarter 2003. Gains on sales of mortgage loans totaled $16.7 million, up from $3.5 million a year earlier and down from $19.1 million in second-quarter 2003. Mortgages serviced for third parties totaled $10.1 billion at Sept. 30, 2003, up from $8.5 billion a year earlier and $9.8 billion at the end of second-quarter 2003. The mortgage pipeline at Sept. 30, 2003, totaled $863 million, down from $1.6 billion at June 30, 2003.
      The third-quarter 2003 net interest margin was 3.65%, compared to 4.82% a year earlier and 4.32% for second-quarter 2003. The margin was negatively impacted by 50 basis points as a result of the previously mentioned prepayment of the FHLB advance and termination of the associated interest-rate swap, with the remainder of the change occurring as a result of expected third-quarter margin compression. Under management's current assumptions, the fourth-quarter margin is expected to remain flat from the third quarter excluding the 50-basis-point effect of the FHLB transactions.
      Management also continues to believe that 2003 EPS assuming dilution may be closer to the low end of the range of the company's guidance, which is $1.63 to $1.69. This guidance does not include any more temporary impairment or reversal of MSR impairment in the fourth quarter, although either of these may occur.

Asset quality
      Asset quality is strong and remains in line with management's expectations.
o The provision for loan losses was $16.0 million for third-quarter 2003, down 12% from $18.1 million a year earlier. For the first nine months of 2003, the provision for loan losses was $46.8 million, down 29% from $65.6 million for the year-earlier period.
o Net charge-offs for third-quarter 2003 were $15.9 million, compared to $18.1 million a year earlier and $12.7 million at June 30, 2003.
o The net charge-off ratio for third-quarter 2003 was 0.53%, compared to 0.64% and 0.44%.
o Nonperforming assets at Sept. 30, 2003, were $65.7 million, compared to $65.3 million a year earlier and $64.7 million at June 30, 2003. The Sept. 30, 2003, amount includes $4.6 million for the energy asset reclassified in the third quarter after discussions with regulatory authorities.
o Nonperforming loans at Sept. 30, 2003, were $53.1 million, compared to $58.9 million and $57.2 million.
o The nonperforming asset ratio at Sept. 30, 2003, was 0.54%, compared to 0.57% and 0.55%, and the nonperforming loan ratio was 0.43%, compared to 0.52% and 0.48%.
o Reserve coverage of nonperforming loans was 402% at Sept. 30, 2003, up from 361% and 373%. Reserve coverage of total loans was 1.74%, compared to 1.86% and 1.80%.

Growing in Texas
      Hibernia's Texas expansion program continues to make progress. In North Texas, construction is under way on three branches: one in Tyler and two in North Dallas. Two of the three offices are scheduled to open in December and the third in January. Construction will begin on three more sites in North Dallas in the fourth quarter.
      Hibernia's first Houston-area branch is scheduled to open in November. Also, Hibernia expects to obtain three additional sites in the Houston region during the fourth quarter.
      "We're pleased with the reception we're receiving in Dallas and Houston from consumers, small businesses and commercial prospects," said Boydstun. Hibernia operates Commercial Financial Centers in Dallas and Houston.

Remaining well-capitalized
      The leverage ratio at Sept. 30, 2003, was 8.32%, compared to 8.50% a year earlier and 8.39% at June 30, 2003. In third-quarter 2003, the company repurchased approximately 1.8 million shares of its common stock under previously announced buyback plans. Under the current plan, the company can repurchase up to approximately 2.3 million additional shares through July 2004.

New mission statement
      Also during the third quarter, the company developed a new mission statement that places significant emphasis on long-term direction and goals. It reads: By 2007, Hibernia will continue to be Louisiana's first choice as a trusted financial resource, with at least 25% of our deposits in Texas, while growing earnings 8% to 10% annually.
      "We believe our new mission clearly communicates what we stand for as a company, where we want to be in the future and how we plan to get there," said Boydstun. "It reaffirms our commitment to Louisiana and at the same time identifies our key growth opportunities and objectives in Texas. By achieving the mission - which we're well-positioned to do - we can become an even stronger company."

Additional results
      Other third-quarter 2003 results, compared to third-quarter 2002, include the following:
o  Deposits: $13.5 billion at Sept. 30, 2003, up 4% from a year earlier.
o Noninterest income: $122.5 million for third-quarter 2003, up 81% from $67.6 million a year earlier. Included in the third-quarter 2003 total are the previously mentioned $27.5 million reversal of a portion of the reserve for temporary MSR impairment and net securities losses of $4.9 million. Included in the third-quarter 2002 amount are a $13.5 million expense for temporary MSR impairment and a net securities loss of $1.4 million.
o Noninterest expense: $149.9 million, up 10% from $135.8 million. The increase was primarily the result of the previously mentioned $9.6 million valuation adjustment of an energy asset.
o Net interest income: $149.8 million, down 18% and resulting primarily from the prepayment of the FHLB advance and the termination of the associated interest-rate swap.
o  Efficiency ratio: 53.74%, compared to 53.65%.
      For selected financial tables, visit the "Corporate, Investor and Media Relations" section on the company's Internet site at www.hibernia.com.
      A live listen-only audio Webcast of management's conference call with analysts and the media will be available beginning at 1 p.m. CT today at www.hibernia.com or through http://www.hibernia.com/Investor_Relations/Pages/IR_FrontDoor/
0,2469,4162,00.html. The conference also will be available in archived format at the same address through Oct. 31.
      Hibernia, a Forbes 500 company, has $17.6 billion in assets and 255 locations in 34 Louisiana parishes and 18 Texas counties. Hibernia Corporation's common stock (HIB) is listed on the New York Stock Exchange.


--------------------------------------------------------------------------------
Statements in this report that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, prepayment speeds, loan demand, monetary policy, expense reductions at anticipated levels, changes in laws and regulations, regulatory action, the level of success of the company's asset/liability management strategies as well as its marketing, product development, sales and other strategies, the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard setters, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the forward-looking statements and could impact Hibernia's ability to achieve the goals described in its mission statement. Hibernia undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.
--------------------------------------------------------------------------------



FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS
($ in thousands, except per-share data)                                         THREE MONTHS ENDED
                                                             ----------------------------------------------------------------
                                                             September 30     September 30             June 30
                                                                2003             2002       CHANGE       2003        CHANGE
                                                             ------------     -----------  ---------  -----------   ---------
  Interest income                                               $222,987        $252,682       (12)%    $231,486        (4)%
  Interest expense                                                73,218          70,517         4        57,669        27
                                                             ------------     -----------             -----------
      Net interest income                                        149,769         182,165       (18)      173,817       (14)
  Provision for loan losses                                       16,000          18,125       (12)       13,000        23
                                                             ------------     -----------             -----------
      Net interest income after provision                        133,769         164,040       (18)      160,817       (17)
                                                             ------------     -----------             -----------
  Noninterest income:
      Service charges on deposits                                 40,974          35,998        14        38,394         7
      Card-related fees                                           12,483          10,319        21        12,651        (1)
      Mortgage banking                                            44,390          (8,741)      608       (13,921)      419
      Retail investment fees                                       6,665           8,028       (17)        7,142        (7)
      Trust fees                                                   5,915           6,027        (2)        5,556         6
      Insurance                                                    4,914           4,289        15         4,573         7
      Investment banking                                           2,914           2,965        (2)        3,614       (19)
      Other service, collection and exchange charges               4,775           4,707         1         4,918        (3)
      Other operating income                                       4,356           5,407       (19)        3,542        23
      Securities gains (losses), net                              (4,859)         (1,399)     (247)       10,191      (148)
                                                             ------------     -----------             -----------
            Noninterest income                                   122,527          67,600        81        76,660        60
                                                             ------------     -----------             -----------
  Noninterest expense:
      Salaries and employee benefits                              75,756          72,607         4        78,245        (3)
      Occupancy and equipment                                     17,816          17,053         4        18,144        (2)
      Data processing                                              9,117           8,459         8         8,895         2
      Advertising and promotional expense                          5,786           6,035        (4)        5,478         6
      Stationery and supplies, postage and telecommunications      6,241           6,382        (2)        6,218         -
      Amortization of intangibles                                  1,240           1,453       (15)        1,285        (4)
      Foreclosed property expense, net                             9,650             397       N/M           (29)      N/M
      Other operating expense                                     24,246          23,426         4        24,527        (1)
                                                             ------------     -----------             -----------
            Noninterest expense                                  149,852         135,812        10       142,763         5
                                                             ------------     -----------             -----------
  Income before income taxes                                     106,444          95,828        11        94,714        12
  Income tax expense                                              37,182          32,672        14        33,333        12
                                                             ------------     -----------             -----------
  Net income                                                     $69,262         $63,156        10 %     $61,381        13 %
                                                             ============     ===========             ===========

  Net income per common share                                      $0.45           $0.40        13 %       $0.40        13 %
  Net income per common share - assuming dilution                  $0.44           $0.40        10 %       $0.39        13 %
  Return on average assets                                          1.55 %          1.54 %       1 bp       1.39 %      16 bp
  Return on average equity                                         16.32 %         15.51 %      81 bp      14.26 %     206 bp

FINANCIAL INFORMATION  (Cont.)
(Unaudited)
SUMMARY OF OPERATIONS
($ in thousands, except per-share data)                                 NINE MONTHS ENDED
                                                             ----------------------------------------
                                                             September 30     September 30
                                                                2003             2002       CHANGE
                                                             ------------     -----------  ---------
  Interest income                                               $685,231        $746,415        (8)%
  Interest expense                                               189,914         218,601       (13)
                                                             ------------     -----------
      Net interest income                                        495,317         527,814        (6)
  Provision for loan losses                                       46,750          65,625       (29)
                                                             ------------     -----------
      Net interest income after provision                        448,567         462,189        (3)
                                                             ------------     -----------
  Noninterest income:
      Service charges on deposits                                115,229         101,713        13
      Card-related fees                                           36,210          29,088        24
      Mortgage banking                                            25,526           7,860       225
      Retail investment fees                                      20,327          24,288       (16)
      Trust fees                                                  17,539          18,701        (6)
      Insurance                                                   14,241          12,277        16
      Investment banking                                           9,359          11,724       (20)
      Other service, collection and exchange charges              14,713          14,977        (2)
      Other operating income                                      13,180          14,715       (10)
      Securities gains (losses), net                               5,341         (11,370)      147
                                                             ------------     -----------
            Noninterest income                                   271,665         223,973        21
                                                             ------------     -----------
  Noninterest expense:
      Salaries and employee benefits                             228,607         216,666         6
      Occupancy and equipment                                     53,208          51,071         4
      Data processing                                             27,430          25,315         8
      Advertising and promotional expense                         18,226          16,434        11
      Stationery and supplies, postage and telecommunications     19,133          18,854         1
      Amortization of intangibles                                  3,864           4,550       (15)
      Foreclosed property expense, net                             9,707             636       N/M
      Other operating expense                                     72,603          69,475         5
                                                             ------------     -----------
            Noninterest expense                                  432,778         403,001         7
                                                             ------------     -----------
  Income before income taxes                                     287,454         283,161         2
  Income tax expense                                             100,611          98,234         2
                                                             ------------     -----------
  Net income                                                    $186,843        $184,927         1 %
                                                             ============     ===========

  Net income per common share                                      $1.21           $1.18         3 %
  Net income per common share - assuming dilution                  $1.19           $1.15         3 %
  Return on average assets                                          1.41 %          1.50 %      (9)bp
  Return on average equity                                         14.60 %         15.35 %     (75)bp



FINANCIAL INFORMATION (Cont.)
(Unaudited)
SUMMARY OF OPERATIONS
($ in thousands, except per-share data)                                         QUARTER ENDED
                                                            ---------------------------------------------------

                                                            September 30          June 30           March 31
                                                                2003               2003               2003
                                                            -------------       ------------       ------------
  Interest income                                               $222,987           $231,486           $230,758
  Interest expense                                                73,218             57,669             59,027
                                                            -------------       ------------       ------------
      Net interest income                                        149,769            173,817            171,731
  Provision for loan losses                                       16,000             13,000             17,750
                                                            -------------       ------------       ------------
      Net interest income after provision                        133,769            160,817            153,981
                                                            -------------       ------------       ------------
  Noninterest income:
      Service charges on deposits                                 40,974             38,394             35,861
      Card-related fees                                           12,483             12,651             11,076
      Mortgage banking                                            44,390            (13,921)            (4,943)
      Retail investment fees                                       6,665              7,142              6,520
      Trust fees                                                   5,915              5,556              6,068
      Insurance                                                    4,914              4,573              4,754
      Investment banking                                           2,914              3,614              2,831
      Other service, collection and exchange charges               4,775              4,918              5,020
      Other operating income                                       4,356              3,542              5,282
      Securities gains (losses), net                              (4,859)            10,191                  9
                                                            -------------       ------------       ------------
            Noninterest income                                   122,527             76,660             72,478
                                                            -------------       ------------       ------------
  Noninterest expense:
      Salaries and employee benefits                              75,756             78,245             74,606
      Occupancy and equipment                                     17,816             18,144             17,248
      Data processing                                              9,117              8,895              9,418
      Advertising and promotional expense                          5,786              5,478              6,962
      Stationery and supplies, postage and telecommunications      6,241              6,218              6,674
      Amortization of intangibles                                  1,240              1,285              1,339
      Foreclosed property expense, net                             9,650                (29)                86
      Other operating expense                                     24,246             24,527             23,830
                                                            -------------       ------------       ------------
            Noninterest expense                                  149,852            142,763            140,163
                                                            -------------       ------------       ------------
  Income before income taxes                                     106,444             94,714             86,296
  Income tax expense                                              37,182             33,333             30,096
                                                            -------------       ------------       ------------
  Net income                                                     $69,262            $61,381            $56,200
                                                            =============       ============       ============

  Net income per common share                                      $0.45              $0.40              $0.36
  Net income per common share - assuming dilution                  $0.44              $0.39              $0.36
  Return on average assets                                          1.55 %             1.39 %             1.29 %
  Return on average equity                                         16.32 %            14.26 %            13.24 %


FINANCIAL INFORMATION (Cont.)
(Unaudited)
SUMMARY OF OPERATIONS
($ in thousands, except per-share data)                                QUARTER ENDED
                                                            ---------------------------------
                                                             December 31        September 30
                                                                2002               2002
                                                            -------------       ------------
  Interest income                                               $240,679           $252,682
  Interest expense                                                64,256             70,517
                                                            -------------       ------------
      Net interest income                                        176,423            182,165
  Provision for loan losses                                       15,000             18,125
                                                            -------------       ------------
      Net interest income after provision                        161,423            164,040
                                                            -------------       ------------
  Noninterest income:
      Service charges on deposits                                 37,144             35,998
      Card-related fees                                           10,861             10,319
      Mortgage banking                                             3,642             (8,741)
      Retail investment fees                                       6,200              8,028
      Trust fees                                                   5,693              6,027
      Insurance                                                    3,860              4,289
      Investment banking                                           3,309              2,965
      Other service, collection and exchange charges               5,792              4,707
      Other operating income                                       2,444              5,407
      Securities gains (losses), net                              (1,983)            (1,399)
                                                            -------------       ------------
            Noninterest income                                    76,962             67,600
                                                            -------------       ------------
  Noninterest expense:
      Salaries and employee benefits                              72,598             72,607
      Occupancy and equipment                                     17,150             17,053
      Data processing                                              9,245              8,459
      Advertising and promotional expense                          6,037              6,035
      Stationery and supplies, postage and telecommunications      6,723              6,382
      Amortization of intangibles                                  1,390              1,453
      Foreclosed property expense, net                               452                397
      Other operating expense                                     25,131             23,426
                                                            -------------       ------------
            Noninterest expense                                  138,726            135,812
                                                            -------------       ------------
  Income before income taxes                                      99,659             95,828
  Income tax expense                                              34,729             32,672
                                                            -------------       ------------
  Net income                                                     $64,930            $63,156
                                                            =============       ============

  Net income per common share                                      $0.42              $0.40
  Net income per common share - assuming dilution                  $0.41              $0.40
  Return on average assets                                          1.53 %             1.54 %
  Return on average equity                                         15.66 %            15.51 %


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES
($ in millions)                                                    THREE MONTHS ENDED
                                                     --------------------------------------------------
                                                      September 30       September 30         CHANGE
                                                         2003               2002
                                                     --------------     --------------     ------------
  Assets
    Cash and due from banks                                 $608.7             $525.2           16 %
    Short-term investments                                   296.1              180.8           64
    Securities                                             3,856.2            3,373.6           14
    Mortgage loans held for sale                             498.7              380.4           31
    Loans                                                 11,974.5           11,379.3            5
        Reserve for loan losses                             (213.8)            (211.8)           1
                                                     --------------     --------------
             Loans, net                                   11,760.7           11,167.5            5
    Other assets                                             898.4              827.2            9
                                                     --------------     --------------
        Total assets                                     $17,918.8          $16,454.7            9 %
                                                     ==============     ==============
  Liabilities
    Noninterest-bearing deposits                          $3,103.2           $2,474.2           25 %
    Interest-bearing deposits                             10,607.1           10,334.3            3
                                                     --------------     --------------
        Total deposits                                    13,710.3           12,808.5            7
    Short-term borrowings                                    695.4              622.8           12
    Other liabilities                                        430.2              353.6           22
    Federal Home Loan Bank advances                        1,385.6            1,040.7           33
                                                     --------------     --------------
        Total liabilities                                 16,221.5           14,825.6            9

  Shareholders' equity                                     1,697.3            1,629.1            4
                                                     --------------     --------------
        Total liabilities and shareholders' equity       $17,918.8          $16,454.7            9 %
                                                     ==============     ==============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES
($ in millions)                                                     NINE MONTHS ENDED
                                                     --------------------------------------------------
                                                      September 30       September 30         CHANGE
                                                         2003               2002
                                                     --------------     --------------     ------------
  Assets
    Cash and due from banks                                 $601.0             $533.9           13 %
    Short-term investments                                   273.8              263.3            4
    Securities                                             3,943.5            3,428.5           15
    Mortgage loans held for sale                             487.6              353.3           38
    Loans                                                 11,713.3           11,234.9            4
        Reserve for loan losses                             (213.7)            (207.5)           3
                                                     --------------     --------------
             Loans, net                                   11,499.6           11,027.4            4
    Other assets                                             876.5              812.5            8
                                                     --------------     --------------
        Total assets                                     $17,682.0          $16,418.9            8 %
                                                     ==============     ==============
  Liabilities
    Noninterest-bearing deposits                          $2,903.3           $2,416.2           20 %
    Interest-bearing deposits                             10,689.9           10,366.8            3
                                                     --------------     --------------
        Total deposits                                    13,593.2           12,783.0            6
    Short-term borrowings                                    621.8              648.4           (4)
    Other liabilities                                        495.7              339.3           46
    Federal Home Loan Bank advances                        1,265.4            1,042.1           21
                                                     --------------     --------------
        Total liabilities                                 15,976.1           14,812.8            8

  Shareholders' equity                                     1,705.9            1,606.1            6
                                                     --------------     --------------
        Total liabilities and shareholders' equity       $17,682.0          $16,418.9            8 %
                                                     ==============     ==============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                      September 30         September 30
                                                          2003                 2002                CHANGE
                                                     --------------       --------------      --------------
  Assets
    Cash and due from banks                                 $644.4               $683.7              (6)%
    Short-term investments                                   112.1                101.0              11
    Securities                                             3,686.1              3,351.0              10
    Mortgage loans held for sale                             284.7                470.4             (39)
    Loans:
        Commercial                                         2,928.1              2,803.1               4
        Small business                                     2,602.6              2,541.8               2
        Consumer                                           6,695.6              6,073.5              10
                                                     --------------       --------------
            Total loans                                   12,226.3             11,418.4               7
        Reserve for loan losses                             (213.3)              (212.3)              -
                                                     --------------       --------------
             Loans, net                                   12,013.0             11,206.1               7
    Other assets                                             825.1                821.0               -
                                                     --------------       --------------
        Total assets                                     $17,565.4            $16,633.2               6 %
                                                     ==============       ==============
  Liabilities
    Noninterest-bearing deposits                          $2,906.7             $2,719.4               7 %
    Interest-bearing deposits                             10,636.0             10,352.7               3
                                                     --------------       --------------
        Total deposits                                    13,542.7             13,072.1               4
    Short-term borrowings                                    969.6                562.7              72
    Other liabilities                                        224.3                348.2             (36)
    Federal Home Loan Bank advances                        1,101.9              1,002.4              10
                                                     --------------       --------------
        Total liabilities                                 15,838.5             14,985.4               6
                                                     --------------       --------------
  Shareholders' equity
    Common stock                                             322.0                319.1               1
    Surplus                                                  506.3                487.6               4
    Retained earnings                                      1,127.7                969.1              16
    Treasury stock                                          (215.7)              (128.5)             68
    Accumulated other comprehensive
           income                                              8.2                 27.0             (70)
    Unearned compensation                                    (21.6)               (26.5)            (18)
                                                     --------------       --------------
        Total shareholders' equity                         1,726.9              1,647.8               5
                                                     --------------       --------------
        Total liabilities and shareholders' equity       $17,565.4            $16,633.2               6 %
                                                     ==============       ==============


FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                               June 30
                                                                2003                CHANGE
                                                            --------------      --------------
  Assets
    Cash and due from banks                                        $689.0              (6)%
    Short-term investments                                          100.6              11
    Securities                                                    3,873.3              (5)
    Mortgage loans held for sale                                    530.4             (46)
    Loans:
        Commercial                                                2,954.7              (1)
        Small business                                            2,559.4               2
        Consumer                                                  6,337.9               6
                                                            --------------
            Total loans                                          11,852.0               3
        Reserve for loan losses                                    (213.1)              -
                                                            --------------
             Loans, net                                          11,638.9               3
    Other assets                                                  1,088.2             (24)
                                                            --------------
        Total assets                                            $17,920.4              (2)%
                                                            ==============
  Liabilities
    Noninterest-bearing deposits                                 $3,068.5              (5)%
    Interest-bearing deposits                                    10,632.4               -
                                                            --------------
        Total deposits                                           13,700.9              (1)
    Short-term borrowings                                           684.4              42
    Other liabilities                                               419.5             (47)
    Federal Home Loan Bank advances                               1,402.0             (21)
                                                            --------------
        Total liabilities                                        16,206.8              (2)
                                                            --------------
  Shareholders' equity
    Common stock                                                    320.4               -
    Surplus                                                         497.1               2
    Retained earnings                                             1,081.6               4
    Treasury stock                                                 (182.7)             18
    Accumulated other comprehensive
           income                                                    18.8             (56)
    Unearned compensation                                           (21.6)              -
                                                            --------------
        Total shareholders' equity                                1,713.6               1
                                                            --------------
        Total liabilities and shareholders' equity              $17,920.4              (2)%
                                                            ==============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                  September 30         June 30           March 31
                                                      2003               2003              2003
                                                  -------------      -------------     -------------
  Assets
    Cash and due from banks                             $644.4             $689.0            $695.5
    Short-term investments                               112.1              100.6             187.8
    Securities                                         3,686.1            3,873.3           4,131.8
    Mortgage loans held for sale                         284.7              530.4             496.0
    Loans:
        Commercial                                     2,928.1            2,954.7           2,878.8
        Small business                                 2,602.6            2,559.4           2,492.9
        Consumer                                       6,695.6            6,337.9           6,178.3
                                                  -------------      -------------     -------------
            Total loans                               12,226.3           11,852.0          11,550.0
        Reserve for loan losses                         (213.3)            (213.1)           (212.9)
                                                  -------------      -------------     -------------
             Loans, net                               12,013.0           11,638.9          11,337.1
    Other assets                                         825.1            1,088.2             804.0
                                                  -------------      -------------     -------------
        Total assets                                 $17,565.4          $17,920.4         $17,652.2
                                                  =============      =============     =============

  Liabilities
    Noninterest-bearing deposits                      $2,906.7           $3,068.5          $2,963.9
    Interest-bearing deposits                         10,636.0           10,632.4          10,832.6
                                                  -------------      -------------     -------------
        Total deposits                                13,542.7           13,700.9          13,796.5
    Short-term borrowings                                969.6              684.4             526.6
    Other liabilities                                    224.3              419.5             422.6
    Federal Home Loan Bank advances                    1,101.9            1,402.0           1,202.1
                                                  -------------      -------------     -------------
        Total liabilities                             15,838.5           16,206.8          15,947.8
                                                  -------------      -------------     -------------
  Shareholders' equity
    Common stock                                         322.0              320.4             319.6
    Surplus                                              506.3              497.1             492.5
    Retained earnings                                  1,127.7            1,081.6           1,043.6
    Treasury stock                                      (215.7)            (182.7)           (157.2)
    Accumulated other comprehensive
           income                                          8.2               18.8              27.5
    Unearned compensation                                (21.6)             (21.6)            (21.6)
                                                  -------------      -------------     -------------
        Total shareholders' equity                     1,726.9            1,713.6           1,704.4
                                                  -------------      -------------     -------------
        Total liabilities and shareholders' equity   $17,565.4          $17,920.4         $17,652.2
                                                  =============      =============     =============


FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES
($ in millions)
                                                   December 31       September 30
                                                       2002               2002
                                                  -------------      -------------
  Assets
    Cash and due from banks                             $729.0             $683.7
    Short-term investments                               383.3              101.0
    Securities                                         3,651.7            3,351.0
    Mortgage loans held for sale                         526.3              470.4
    Loans:
        Commercial                                     2,876.5            2,803.1
        Small business                                 2,507.8            2,541.8
        Consumer                                       6,107.9            6,073.5
                                                  -------------      -------------
            Total loans                               11,492.2           11,418.4
        Reserve for loan losses                         (212.8)            (212.3)
                                                  -------------      -------------
             Loans, net                               11,279.4           11,206.1
    Other assets                                         823.0              821.0
                                                  -------------      -------------
        Total assets                                 $17,392.7          $16,633.2
                                                  =============      =============
  Liabilities
    Noninterest-bearing deposits                      $2,867.3           $2,719.4
    Interest-bearing deposits                         10,613.7           10,352.7
                                                  -------------      -------------
        Total deposits                                13,481.0           13,072.1
    Short-term borrowings                                575.5              562.7
    Other liabilities                                    553.1              348.2
    Federal Home Loan Bank advances                    1,102.2            1,002.4
                                                  -------------      -------------
        Total liabilities                             15,711.8           14,985.4
                                                  -------------      -------------
  Shareholders' equity
    Common stock                                         319.2              319.1
    Surplus                                              490.1              487.6
    Retained earnings                                  1,010.7              969.1
    Treasury stock                                      (142.9)            (128.5)
    Accumulated other comprehensive
           income                                         25.4               27.0
    Unearned compensation                                (21.6)             (26.5)
                                                  -------------      -------------
        Total shareholders' equity                     1,680.9            1,647.8
                                                  -------------      -------------
        Total liabilities and shareholders' equity   $17,392.7          $16,633.2
                                                  =============      =============


FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA
                                                           3Q 2003            2Q 2003             1Q 2003
                                                       --------------      -------------      --------------
    Net income per common share                                $0.45              $0.40               $0.36
    Net income per common share - assuming dilution            $0.44              $0.39               $0.36
    Return on average assets                                    1.55 %             1.39 %              1.29 %
    Return on average equity                                   16.32 %            14.26 %             13.24 %
    Net interest margin--taxable equivalent                     3.65 %             4.32 %              4.42 %
    Efficiency ratio                                           53.74 %            59.00 %             56.97 %
    Common shares outstanding (000s)                         155,222            155,896             156,864
    Average common shares outstanding (000s)(1)              154,070            154,875             155,410
    Average common shares outstanding (000s)
          - assuming dilution(1)                             156,540            156,857             157,416
    Book value per common share                               $11.25             $11.11              $10.98
    Average equity as a % of average assets                     9.47 %             9.75 %              9.73 %
    Leverage ratio                                              8.32 %             8.39 %              8.34 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                                      $53,067            $57,202             $51,978
    Foreclosed assets                                         11,875              6,981               6,671
    Excess bank-owned property                                   755                481                 902
                                                       --------------      -------------      --------------
        Total nonperforming assets                           $65,697            $64,664             $59,551
                                                       ==============      =============      ==============
    Loans 90 days or more past due                            $8,278             $5,810              $8,530
    Provision for loan losses                                $16,000            $13,000             $17,750
    Net charge-offs                                          $15,873            $12,729             $17,633
    Reserve for loan losses                                 $213,280           $213,153            $212,882
    Net charge-offs as a % of average loans                     0.53 %             0.44 %              0.61 %
    Reserves as a % of total loans                              1.74 %             1.80 %              1.84 %
    Reserves as a % of nonperforming loans                    401.91 %           372.63 %            409.56 %
    Nonperforming loan ratio                                    0.43 %             0.48 %              0.45 %
    Nonperforming asset ratio                                   0.54 %             0.55 %              0.52 %

(1)    net of uncommitted ESOP shares

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA
                                                           4Q 2002            3Q 2002
                                                       --------------      -------------
    Net income per common share                                $0.42              $0.40
    Net income per common share - assuming dilution            $0.41              $0.40
    Return on average assets                                    1.53 %             1.54 %
    Return on average equity                                   15.66 %            15.51 %
    Net interest margin--taxable equivalent                     4.60 %             4.82 %
    Efficiency ratio                                           53.91 %            53.65 %
    Common shares outstanding (000s)                         157,412            158,123
    Average common shares outstanding (000s)(1)              155,762            156,337
    Average common shares outstanding (000s)
          - assuming dilution(1)                             158,053            159,208
    Book value per common share                               $10.79             $10.56
    Average equity as a % of average assets                     9.76 %             9.90 %
    Leverage ratio                                              8.45 %             8.50 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                                      $54,880            $58,884
    Foreclosed assets                                          5,919              5,470
    Excess bank-owned property                                   902                978
                                                       --------------      -------------
        Total nonperforming assets                           $61,701            $65,332
                                                       ==============      =============
    Loans 90 days or more past due                           $10,843             $9,124
    Provision for loan losses                                $15,000            $18,125
    Net charge-offs                                          $14,578            $18,125
    Reserve for loan losses                                 $212,765           $212,343
    Net charge-offs as a % of average loans                     0.51 %             0.64 %
    Reserves as a % of total loans                              1.85 %             1.86 %
    Reserves as a % of nonperforming loans                    387.69 %           360.61 %
    Nonperforming loan ratio                                    0.48 %             0.52 %
    Nonperforming asset ratio                                   0.54 %             0.57 %

(1)    net of uncommitted ESOP shares


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)
                                                                                         QUARTER ENDED
                                                          --------------------------------------------------------------------------
                                                                 September 30, 2003                        June 30, 2003
                                                          -----------------------------------       --------------------------------
                                                            Average                                  Average
                                                            Balance      Interest     Rate           Balance     Interest     Rate
                                                          -----------------------------------       --------------------------------
Assets
   Interest-earning assets:
       Loans                                                $11,974.5     $182,296    6.04 %         $11,686.9    $184,521    6.33 %
       Securities                                             3,744.1       35,006    3.74             3,907.1      41,040    4.20
       Short-term investments                                   296.1          965    1.29               142.6         674    1.90
       Mortgage loans held for sale                             498.7        6,426    5.15               546.8       6,942    5.08
                                                          ------------  -----------                 -----------  ----------
           Total interest-earning assets                     16,513.4     $224,693    5.41 %          16,283.4    $233,177    5.74 %
                                                                        -----------                              ----------
   Reserve for loan losses                                     (213.8)                                  (214.2)
   Noninterest-earning assets                                 1,619.2                                  1,592.7
                                                          ------------                              -----------
           Total assets                                     $17,918.8                                $17,661.9
                                                          ============                              ===========
Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts                     $6,063.4      $10,021    0.66 %          $6,031.8     $12,082    0.80 %
       Other consumer time deposits                           2,273.6       16,106    2.81             2,335.4      17,227    2.96
       Public fund certificates of deposit
          of $100,000 or more                                   791.7        2,748    1.38               905.4       3,871    1.71
       Certificates of deposit of $100,000 or more              888.1        6,574    2.94               930.3       6,930    2.99
       Foreign time deposits                                    590.3        1,276    0.86               551.2       1,502    1.09
                                                          ------------  -----------                 -----------  ----------
           Total interest-bearing deposits                   10,607.1       36,725    1.37            10,754.1      41,612    1.55
       Short-term borrowings                                    695.4        1,141    0.65               637.7       1,733    1.09
       Federal Home Loan Bank advances                        1,385.6       35,352   10.12             1,215.2      14,324    4.73
                                                          ------------  -----------                 -----------  ----------
           Total interest-bearing liabilities                12,688.1      $73,218    2.29 %          12,607.0     $57,669    1.83 %
                                                          ------------  -----------                 -----------  ----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                           3,103.2                                  2,909.0
       Other liabilities                                        430.2                                    423.9
                                                          ------------                              -----------
           Total noninterest-bearing liabilities              3,533.4                                  3,332.9
                                                          ------------                              -----------
   Total shareholders' equity                                 1,697.3                                  1,722.0
                                                          ------------                              -----------
           Total liabilities and shareholders' equity       $17,918.8                                $17,661.9
                                                          ============                              ===========
Net interest income/margin                                                $151,475    3.65 %                      $175,508    4.32 %
                                                                        ===========                              ==========

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)
                                                                     QUARTER ENDED
                                                          -----------------------------------
                                                                 September 30, 2002
                                                          -----------------------------------
                                                            Average
                                                            Balance      Interest     Rate
                                                          ------------ ------------ ---------
Assets
   Interest-earning assets:
       Loans                                                $11,379.3     $202,890    7.08 %
       Securities                                             3,263.8       44,791    5.49
       Short-term investments                                   180.8        1,205    2.65
       Mortgage loans held for sale                             380.4        5,783    6.08
                                                          ------------  -----------
           Total interest-earning assets                     15,204.3     $254,669    6.66 %
                                                                        -----------
   Reserve for loan losses                                     (211.8)
   Noninterest-earning assets                                 1,462.2
                                                          ------------
           Total assets                                     $16,454.7
                                                          ============
Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts                     $5,417.9      $16,136    1.18 %
       Other consumer time deposits                           2,542.0       23,121    3.61
       Public fund certificates of deposit
          of $100,000 or more                                   903.2        5,366    2.36
       Certificates of deposit of $100,000 or more              906.8        8,105    3.55
       Foreign time deposits                                    564.4        2,184    1.53
                                                          ------------  -----------
           Total interest-bearing deposits                   10,334.3       54,912    2.11
       Short-term borrowings                                    622.8        2,294    1.46
       Federal Home Loan Bank advances                        1,040.7       13,311    5.07
                                                          ------------  -----------
           Total interest-bearing liabilities                11,997.8      $70,517    2.33 %
                                                          ------------  -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                           2,474.2
       Other liabilities                                        353.6
                                                          ------------
           Total noninterest-bearing liabilities              2,827.8
                                                          ------------
   Total shareholders' equity                                 1,629.1
                                                          ------------
           Total liabilities and shareholders' equity       $16,454.7
                                                          ============
Net interest income/margin                                                $184,152    4.82 %
                                                                        ===========


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                       NINE MONTHS ENDED
                                                       -----------------------------------------
                                                                  September 30, 2003
                                                       -----------------------------------------
                                                         Average
                                                         Balance         Interest       Rate
                                                       ------------     -----------   ----------
Assets
   Interest-earning assets:
       Loans                                             $11,713.3        $550,679       6.28 %
       Securities                                          3,744.3         117,914       4.20
       Short-term investments                                273.8           3,016       1.47
       Mortgage loans held for sale                          487.6          18,847       5.15
                                                       ------------     -----------
           Total interest-earning assets                  16,219.0        $690,456       5.69 %
                                                                        -----------
   Reserve for loan losses                                  (213.7)
   Noninterest-earning assets                              1,676.7
                                                       ------------
           Total assets                                  $17,682.0
                                                       ============
Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts                  $6,012.7         $34,091       0.76 %
       Other consumer time deposits                        2,333.5          51,683       2.96
       Public fund certificates of deposit
          of $100,000 or more                                870.7          10,913       1.68
       Certificates of deposit of $100,000 or more           915.6          20,659       3.02
       Foreign time deposits                                 557.4           4,311       1.03
                                                       ------------     -----------
           Total interest-bearing deposits                10,689.9         121,657       1.52
       Short-term borrowings                                 621.8           4,374       0.94
       Federal Home Loan Bank advances                     1,265.4          63,883       6.75
                                                       ------------     -----------
           Total interest-bearing liabilities             12,577.1        $189,914       2.02 %
                                                       ------------     -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                        2,903.3
       Other liabilities                                     495.7
                                                       ------------
           Total noninterest-bearing liabilities           3,399.0
                                                       ------------
   Total shareholders' equity                              1,705.9
                                                       ------------
           Total liabilities and shareholders' equity    $17,682.0
                                                       ============
Net interest income/margin                                                $500,542       4.12 %
                                                                        ===========


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)                       NINE MONTHS ENDED
                                                       -----------------------------------------
                                                                  September 30, 2002
                                                       -----------------------------------------
                                                         Average
                                                         Balance         Interest       Rate
                                                       ------------     -----------   ----------
Assets
   Interest-earning assets:
       Loans                                             $11,234.9        $595,654       7.09 %
       Securities                                          3,301.6         135,444       5.47
       Short-term investments                                263.3           4,809       2.44
       Mortgage loans held for sale                          353.3          16,760       6.32
                                                       ------------     -----------
           Total interest-earning assets                  15,153.1        $752,667       6.64 %
                                                                        -----------
   Reserve for loan losses                                  (207.5)
   Noninterest-earning assets                              1,473.3
                                                       ------------
           Total assets                                  $16,418.9
                                                       ============
Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts                  $5,487.8         $49,727       1.21 %
       Other consumer time deposits                        2,551.6          74,203       3.89
       Public fund certificates of deposit
          of $100,000 or more                                898.8          16,340       2.43
       Certificates of deposit of $100,000 or more           873.1          24,811       3.80
       Foreign time deposits                                 555.5           6,471       1.56
                                                       ------------     -----------
           Total interest-bearing deposits                10,366.8         171,552       2.21
       Short-term borrowings                                 648.4           7,211       1.49
       Federal Home Loan Bank advances                     1,042.1          39,838       5.11
                                                       ------------     -----------
           Total interest-bearing liabilities             12,057.3        $218,601       2.42 %
                                                       ------------     -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                        2,416.2
       Other liabilities                                     339.3
                                                       ------------
           Total noninterest-bearing liabilities           2,755.5
                                                       ------------
   Total shareholders' equity                              1,606.1
                                                       ------------
           Total liabilities and shareholders' equity    $16,418.9
                                                       ============
Net interest income/margin                                                $534,066       4.71 %
                                                                        ===========


FINANCIAL INFORMATION (Cont.)
(Unaudited)
MORTGAGE BANKING
($ in thousands)

                                                                           3Q 2003            2Q 2003           1Q 2003
                                                                        --------------     --------------     -------------
    Mortgage loan origination and servicing fees                               $9,404             $9,286            $9,398
    Gains on sales of mortgage loans                                           16,748             19,143            12,263
    Amortization of mortgage servicing rights                                  (9,262)           (14,350)          (12,104)
    Provision for temporary impairment of mortgage servicing rights            27,500            (28,000)          (14,500)
                                                                        --------------     --------------     -------------
    Mortgage banking                                                          $44,390           ($13,921)          ($4,943)
                                                                        ==============     ==============     =============
THIRD PARTY MORTGAGE SERVICING PORTFOLIO DATA
($ in thousands)

    Total serviced for third parties                                      $10,062,168         $9,810,180        $9,370,904
    Weighted average annual note rate                                            6.12 %             6.37 %            6.56 %
    Capitalized mortgage servicing rights, net                               $123,065            $88,439          $106,610
    Mortgage servicing rights as a percentage of servicing portfolio             1.22 %             0.90 %            1.14 %
    Average annual servicing fee (basis points)                                  27.4               27.7              27.8
    Mortgage servicing rights as a multiple of average annual servicing fee     4.46x              3.25x             4.09x
    Weighted average annual prepayment speed assumption                          14.2 %             35.2 %            29.1 %
    Weighted average annual discount rate                                         9.3 %              9.3 %             9.3 %
    Weighted average life (months)                                                 78                 33                39



FINANCIAL INFORMATION (Cont.)
(Unaudited)
MORTGAGE BANKING
($ in thousands)
                                                                           4Q 2002            3Q 2002
                                                                        --------------     --------------
    Mortgage loan origination and servicing fees                               $9,322             $9,288
    Gains on sales of mortgage loans                                           12,389              3,498
    Amortization of mortgage servicing rights                                 (10,069)            (8,028)
    Provision for temporary impairment of mortgage servicing rights            (8,000)           (13,499)
                                                                        --------------     --------------
    Mortgage banking                                                           $3,642            ($8,741)
                                                                        ==============     ==============
THIRD PARTY MORTGAGE SERVICING PORTFOLIO DATA
($ in thousands)

    Total serviced for third parties                                       $8,971,247         $8,476,363
    Weighted average annual note rate                                            6.80 %             6.87 %
    Capitalized mortgage servicing rights, net                               $114,403           $109,414
    Mortgage servicing rights as a percentage of servicing portfolio             1.28 %             1.29 %
    Average annual servicing fee (basis points)                                  28.0               28.1
    Mortgage servicing rights as a multiple of average annual servicing fee     4.55x              4.59x
    Weighted average annual prepayment speed assumption                          26.0 %             19.9 %
    Weighted average annual discount rate                                         9.3 %              9.9 %
    Weighted average life (months)                                                 44                 58